Exhibit 99.2

Trees Waterfront, LLC

Financial Statements

For the years ended December 31, 2020 and 2019

Trees Waterfront, LLC

Contents

November 23, 2021

To the Members

Trees Waterfront, LLC

Englewood, Colorado

Report on the Financial Statements

We have audited the accompanying financial statements of Trees Waterfront, LLC, which comprise the statements of financial position as of December 31, 2020 and 2019, and the related statements of activities and cash flows for the years then ended and the related notes to the financial statements.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is dependent on financing that is not guaranteed, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trees Waterfront, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows.

Emphasis of a Matter

Trees Waterfront,LLC has significant transactions and relationships with related party affiliates, including entities controlled by the Members, which are described in Note 7 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Our opinion is not modified with respect to this matter.

Certified Public Accountants

Lakewood, CO

Trees Waterfront, LLC

Balance Sheets

As of December 31,	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$43,219	$15,817
Inventory	102,193	122,160
Prepaid expenses and other current assets	400	—
Total current assets	145,812	137,977
Non-current assets
Property and equipment, net	8,381	11,976
Operating lease right-of-use asset	233,419	91,773
Other non-current assets	6,428	6,428
Total non-current assets	248,228	110,177
Total Assets	394,040	248,154

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Accounts payable	78,984	40,846
Accrued expenses and other current liabilities	83,693	48,246
Current portion of lease obligation	55,199	74,192
Total current liabilities	217,876	163,284
Long-term liabilities
Lease obligation, net of current portion	166,979	13,201
Total liabilities	384,855	176,485

Commitments and contingencies (see note 6)	—	—

Member's equity	9,185	71,669
Total liabilities and member's equity	$394,040	$248,154

See accompanying independent auditor’s report and notes to the financial statements

Trees Waterfront, LLC

Statements of Income and Member’s Equity

For the year ended December 31,	2020	2019
Product sales, net	$1,353,108	$475,980
Cost of goods sold	1,039,652	286,277
Gross margin	313,456	189,703

Operating expenses
Labor and benefits	205,518	141,836
Occupancy costs	79,435	77,888
Professional services	19,225	8,668
Office supplies and equipment	11,441	21,669
Advertising and promotion	30,136	51,560
Depreciation	4,682	4,324
Other operating expense	95,294	85,329
Total operating expenses	445,731	391,274
Operating loss	(132,275)	(201,571)

Other income
Other income	3,380	—
Net loss	$(128,895)	$(201,571)

Member's equity, beginning of the year	71,669	21,307
Contributions from member	78,632	251,933
Distributions to member	(12,221)	—
Member's equity, end of the year	$9,185	$71,669

See accompanying independent auditor’s report and notes to the financial statements

Trees Waterfront, LLC

Statements of Cash Flows

For the year ended December 31,	2020	2019
Cash flows from operating activities
Net loss	$(128,895)	$(201,571)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,682	4,324
Lease payments (greater than) less than lease expense	(6,861)	587
Changes in operating assets and liabilities:
Inventories	19,967	(122,160)
Prepaid expenses and other current assets	(400)	—
Accounts payable	38,138	40,846
Accrued expenses and other current liabilities	35,447	48,246
Net cash used by operating activities	(37,922)	(229,728)
Cash flows from investing activities
Purchase of property and equipment	(1,087)	(6,388)
Net cash used for investing activities	(1,087)	(6,388)
Cash flows from financing activities
Contributions from member	78,632	251,933
Distributions to member	(12,221)	—
Net cash provided by financing activities	66,411	251,933
Net increase in cash and cash equivalents	27,402	15,817
Cash and cash equivalents at the beginning of the year	15,817	—
Cash and cash equivalents at the end of the year	$43,219	$15,817

Supplemental cash flow Information
Cash paid during the year for:
Amount included in the measurement of lease liabilities	$86,296	$77,301

Supplemental non-cash financing activity
ROU assets obtained in exchange for new lease liabilities	$212,381	153,630

See accompanying independent auditor’s report and notes to the financial statements

Trees Waterfront, LLC

Notes to Financial Statements

1.	ORGANIZATION AND NATURE OF BUSINESS

Trees Waterfront, LLC (“Trees Waterfront” or the “Company”) is a limited liability company which was formed in January 2018 under the laws of Oregon. Under the terms of the operating agreement, Trees Waterfront will continue in existence until its member makes a determination to dissolve the entity. The Company’s principal business is retail sales of recreational and medicinal cannabis products. The licensed retail store is located in Portland, Oregon.

The Company’s business is subject to legal risk. Even though the State of Oregon has granted licenses to the Company for retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Cash and Cash Equivalents

The Company’s recorded cash balance consists of cash on hand.

Inventories

Inventories consist of finished goods ready for sale to retail customers and are stated at the lower of cost or net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. The Company periodically reviews physical inventory to specifically identify and adjust the value of excess, obsolete, and otherwise unsaleable items. Based on the low level of historical write-offs and frequent inventory turnover, management believes that obsolete inventory as of the fiscal year end is immaterial, and therefore no reserve for obsolete inventory is recorded as of December 31, 2020 or 2019.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When property and equipment is sold or retired, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are recorded in the statements of income. Expenditures for maintenance and repairs are expensed as incurred.

Trees Waterfront, LLC

Notes to Financial Statements

Depreciation is determined using the straight-line method over the following estimated useful lives:

Leasehold improvements	2-3 years
Furniture and equipment	5-10 years
Computers and hardware	3 years

Impairment of Long-Lived Assets

GAAP requires that long-lived assets, such as property and equipment, be reviewed for impai ment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows expected over the period to be benefited. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable, supportable assumptions. Any impairment recognized is permanent and may not be restored. As of December 31, 2020, and 2019, the Company believes no indicators of impairment exist.

Revenue Recognition

The Company recognizes revenue in accordance with Financial  Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers and all the related amendments (the “revenue standard” or “ASC 606”).

The Company generates revenue from the sale of cannabis to individual retail customers. It recognizes this revenue at a point in time when control of the goods has been transferred to the customer at an amount which reflects the consideration the Company receives in exchange for those goods. The Company’s sales consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any discounts or allowances applicable at a point in time.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction and collected by the Company from the customer. Accordingly, the Company recognizes revenue net of taxes.

The Company generally does not have contract assets or contract liabilities.

Cost of Goods Sold

Cost of goods sold includes the costs of inventory sold including the product packaging as well as any inventory shrink due to theft or waste.

Advertising and Marketing costs

Advertising and marketing costs are expensed as incurred.

Trees Waterfront, LLC

Notes to Financial Statements

Income Taxes

The Company has elected to be taxed as an S-Corporation under the provisions of the United States Internal Revenue Code. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members and no provision for income taxes has been reflected in these financial statements.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842” or the “new lease standard”). The Company adopted ASC 842 as of January 1, 2019, using the effective date method.

ASC 842 requires companies leasing assets to recognize on their balance sheet a liability to make lease payments (the lease liability) and a right-of-use (“ROU”) asset representing its right to use the underlying asset. The Company elected to apply the short-term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurement requirements in the new lease standard. See Note 4 for further discussion of the Company’s leases.

Other accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

To date, the Company has not generated net income from principal operations and has sustained net losses since Inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

As of December 31,	2020	2019
Leasehold improvements	$9,000	$9,000
Furniture and equipment	8,463	7,377
Computers and hardware	1,602	1,602
Total property and equipment	19,065	17,979
Less: Acummulated depreciation	(10,684)	(6,002)
Property and equipment, net	$8,381	$11,977

4.	LEASES

The Company has an operating lease for its retail location (“store lease”). The lease is a 3-year lease expiring at the end of March 2021. The Company has the option to extend the lease term for up to two successive terms of 3 year each. At inception of the lease and upon initial adoption of ASC 842, management determined that the term extending options were not reasonably certain to be exercised, and therefore were excluded from the initial determination of the lease obligation and ROU asset. In October 2020,

Trees Waterfront, LLC

Notes to Financial Statements

management notified the lessor of the Company’s intent to exercise the first 3-year extension option per the terms of the agreement. Therefore, the Company remeasured the lease obligation liability and ROU asset. The balances at December 31, 2020 reflect this remeasurement. Management concluded that it is still not reasonably certain that the second 3-year extension will be exercised. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants. The remaining term of the store lease is 3 months as of December 31, 2020, and the expected exercise of the extension option would result in a remaining term of 39 months.

Under the terms of the lease agreement, the Company makes fixed monthly rent payments and does not pay any additional variable amounts.

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Lease expense is recognized on a straight-line bases over the term of the lease and is presented separately as Occupancy costs in the accompanying Statement of Income and Member’s Equity.

The Company’s remaining payments for its lease obligation are as follows:

Maturity of Lease Obligation as of December 31, 2020
2021	$75,323
2022	84,462
2023	86,997
2024	15,226
Total lease payments	262,008
Lease: Interest	(39,830)
Present value of lease obligation	$222,178

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Details of the Company’s accrued expenses and other current liabilities are as follows:

As of December 31,	2020	2019
Sales tax accruals	$37,506	$30,628
Payroll accruals	45,999	9,299
Other expense accruals	189	8,318
Total accrued expenses and other current liabilities	$83,693	$48,246

6.	COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended December 31, 2020 and 2019, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Trees Waterfront, LLC

Notes to Financial Statements

7.	RELATED PARTY TRANSACTIONS

The Company compensates its owners for their role in managing the business. Total compensation paid to the owners was approximately $138,000 and $152,000 for the years ended December 31, 2020 and 2019, respectively. These costs are included in Labor and benefits in the accompanying Statement of Income and Member’s Equity.

8.	SIGNIFICANT CONCENTRATIONS

The Company’s operations consistent of a single retail store. Any events or circumstances that occur to prevent the store from operating for a significant period, or that affect the demand for its products or costs of operation in its geographic location, could have a material adverse impact on the Company’s results of operations.

9.	SUBSEQUENT EVENTS

The Company has evaluated events through November 23, 2021, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements other than those described below.

Acquisition

The Company, along with the affiliated entity, TDM, LLC (all together “Trees”) entered into an Asset Purchase Agreement with General Cannabis Corporation, a Colorado Corporation (“the Acquirer”), pursuant to which the Acquirer purchased certain assets of Trees with the intent to assume its cannabis retail sales operations. Trees agreed to receive a portion of the Acquirer’s shares of common stock and $5 million of cash as consideration. The sale of TDM, LLC became effective on September 2, 2021. The remaining entities sale will become effective upon approval by the Oregon Liquor and Cannabis Commission.